EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-248078) and Form S-8 (File No. 333-104700 and Registration No. 333-193930) of Napco Security Technologies, Inc. and Subsidiaries, of our reports dated September 15, 2020, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appear in this Annual Report on Form 10-K for the year ended June 30, 2020.

/s/BAKER TILLY US LLP (FORMERLY BAKER TILLY VIRCHOW KRAUSE, LLP)

Melville, New York

September 15, 2020

E-19